UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2013

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

PepsiCo Senior Notes Offering.

On July 25, 2013, PepsiCo, Inc. (“PepsiCo”) announced an offering of $850,000,000 aggregate principal amount of its Floating Rate Notes due 2015 (the “2015 Floating Rate Notes”) and $850,000,000 aggregate principal amount of its 2.250% Senior Notes due 2019 (the “2019 Fixed Rate Notes” and, together with the 2015 Floating Rate Notes, the “Notes”). Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC were joint bookrunners for the offering of the Notes.

The public offering price of the 2015 Floating Rate Notes was 100.000% of the principal amount and the public offering price of the 2019 Fixed Rate Notes was 99.889% of the principal amount. PepsiCo received net proceeds of approximately $1,694.0 million, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo. PepsiCo intends to use approximately $1 billion of the net proceeds to redeem its outstanding 3.75% Senior Notes due 2014, originally issued on March 2, 2009. The remaining net proceeds will be used for general corporate purposes, including the repayment of commercial paper. The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated July 25, 2013 (incorporating the Underwriting Agreement Standard Provisions dated July 25, 2013) among PepsiCo and the representatives of the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-177307), filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2011. PepsiCo has filed with the SEC a prospectus supplement, dated July 25, 2013, together with the accompanying prospectus, dated October 13, 2011, relating to the offer and sale of the Notes.

The Notes were issued on July 30, 2013 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The 2015 Floating Rate Notes will bear interest at the rate of LIBOR plus 20 basis points, with interest payable on January 30, April 30, July 30 and October 30 of each year, beginning on October 30, 2013, and will mature on July 30, 2015. The 2015 Floating Rate Notes are not redeemable. The 2019 Fixed Rate Notes will bear interest at the rate of 2.250% per year, with interest payable on January 7 and July 7 of each year, beginning on January 7, 2014, and will mature on January 7, 2019. Prior to December 7, 2018, PepsiCo will be able to redeem some or all of the 2019 Fixed Rate Notes at any time and from time to time at the greater of 100% of the principal amount of the 2019 Fixed Rate Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 15 basis points. On or after December 7, 2018, PepsiCo will be able to redeem some or all of the 2019 Fixed Rate Notes at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2019 Fixed Rate Notes being redeemed, plus accrued and unpaid interest to the date of redemption. The Notes are unsecured obligations of PepsiCo and rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the forms of Notes. Each of the Terms Agreement and the forms of the 2015 Floating Rate Notes and the 2019 Fixed Rate Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes are incorporated by reference to Exhibit 4.3 hereto. The Indenture has been incorporated by reference as Exhibit 4.3 to the Registration Statement. Opinions regarding the legality of the Notes are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2; and consents relating to such incorporation of such opinions are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 23.1 and 23.2 by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Terms Agreement dated July 25, 2013 (incorporating the Underwriting Agreement Standard Provisions dated July 25, 2013) among PepsiCo and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein.

4.1	Form of Floating Rate Notes due 2015.

4.2	Form of 2.250% Senior Notes due 2019.

4.3	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.4 to PepsiCo’s Current Report on Form 8-K filed February 25, 2013).

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	PepsiCo, Inc.

	By:	/s/ Kelly Mahon Tullier
		Name:	Kelly Mahon Tullier
		Title:	Senior Vice President, Deputy General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Terms Agreement dated July 25, 2013 (incorporating the Underwriting Agreement Standard Provisions dated July 25, 2013) among PepsiCo and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein.

4.1	Form of Floating Rate Notes due 2015.

4.2	Form of 2.250% Senior Notes due 2019.

4.3	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.4 to PepsiCo’s Current Report on Form 8-K filed February 25, 2013).

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).

5